Exhibit 99.1

Altimmune Appoints Life Sciences Industry Veteran Greg Weaver as Chief Financial Officer

GAITHERSBURG, MD – November 11, 2024 – Altimmune, Inc. (Nasdaq: ALT), a clinical-stage biopharmaceutical company, today announced the appointment of Greg Weaver as Chief Financial Officer (CFO), effective immediately. Mr. Weaver will lead the Company’s finance and accounting functions, including SEC reporting and investor relations.

“We are pleased to welcome Greg to Altimmune’s executive team during such a pivotal time in our evolution. He has a wealth of experience that we believe will be invaluable as we enter a crucial period in the development of our lead program, pemvidutide and in our advancement as an organization,” said Vipin K. Garg, Ph.D., President and Chief Executive Officer of Altimmune. “We look forward to his contributions and are excited for the opportunity to leverage his expertise and broad industry relationships as we continue working to build value through the advancement of pemvidutide.”

“Pemvidutide is a unique and highly promising product candidate with broad therapeutic potential spanning a variety of metabolic disorders for which its direct liver targeting mechanism and robust lipid lowering capabilities can be beneficial,” added Mr. Weaver. “The data generated to-date in obesity and liver disease are extremely encouraging, and with multiple significant milestones on the horizon I am excited to play a role in Altimmune’s future success.”

Mr. Weaver joins Altimmune with over 25 years of finance experience across a range of publicly-traded and privately-held life sciences companies. Most recently, he was CFO of Cognito Therapeutics, a clinical-stage company targeting neurodegenerative diseases. Prior to joining Cognito, he was CFO at atai Life Sciences (Nasdaq: ATAI), a neuropsychiatry company where he led a $225 million Initial Public Offering in 2021. Throughout his career, Mr. Weaver has led numerous capital market transactions, manufacturing and R&D investments, product launches and M&A transactions.

Earlier in his career, he served as CFO at multiple publicly-traded biotech companies including Sirna Therapeutics, a genetic medicines company acquired by Merck and ILEX Oncology, a commercial-stage company acquired by Genzyme.

He currently serves as a Director and Chair of the Audit Committee at BioIntelliSense, a commercial-stage patient monitoring technology company, Director and Audit Committee Chair at Centenara Labs (formerly Rejuveron), a clinical-stage biopharma company focused on the science of aging and a Director at HarborPath, a non-profit organization focused on providing patients with access to life-saving medications. A United States Air Force veteran, he holds a bachelor’s degree in Accounting and Finance from Trinity University and an MBA from Boston College.

About Altimmune

Altimmune is a clinical-stage biopharmaceutical company focused on developing innovative next-generation peptide-based therapeutics. The Company is developing pemvidutide, a GLP-1/glucagon dual receptor agonist for the treatment of obesity and MASH. For more information, please visit www.altimmune.com.

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Forward-Looking Statement

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the timing of key milestones for our clinical assets, and the prospects for the utility of, regulatory approval, commercializing or selling any product or drug candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Altimmune, Inc. may identify forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward looking statements or historical experience include risks and uncertainties, including risks relating to: delays in regulatory review, manufacturing and supply chain interruptions, access to clinical sites, enrollment, adverse effects on healthcare systems and disruption of the global economy; the reliability of the results of studies relating to human safety and possible adverse effects resulting from the administration of the Company’s product candidates; the Company’s ability to manufacture clinical trial materials on the timelines anticipated; and the success of future product advancements, including the success of future clinical trials. Further information on the factors and risks that could affect the Company’s business, financial conditions and results of operations are contained in the Company’s filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K and our other filings with the SEC, which are available at www.sec.gov.

Company Contact:

Vipin Garg
President and Chief Executive Officer
Phone: 240-654-1450
ir@altimmune.com

Investor Contact:

Lee Roth Burns McClellan
Phone: 646-382-3403
lroth@burnsmc.com

Julia Weilman Burns McClellan
Phone: 646-732-4443
jweilman@burnsmc.com

Media Contact:

Danielle Cantey
Inizio Evoke, Biotech
Phone: 619-826-4657
Danielle.cantey@inizioevoke.com